SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2009

AARON RENTS, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (404) 231-0011

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Furnished herewith as Exhibit 99.1 are restated unaudited consolidated statements of earnings of Aaron Rents, Inc. (the “Company”) for the three-month periods ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2007, June 30, 2007, and September 30, 2007.  These statements have been restated to report the net earnings of the Company’s Aaron’s Corporate Furnishings division as discontinued operations for all periods presented.

As previously reported, on September 15, 2008, the Company announced that it had entered into an agreement to sell substantially all of the assets of its Aaron’s Corporate Furnishings division to CORT Business Services Corporation and to transfer certain liabilities of the division to CORT. The Company consummated the sale in the fourth quarter of 2008.

Pursuant to Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company will no longer include the revenues and expenses of the Aaron’s Corporate Furnishings division on the Company’s statement of earnings, and will instead report net earnings of the business as discontinued operations in future financial statements.  Prior periods have been restated to reflect this change in accounting treatment and the assets of the business were reflected as assets held for sale on the Company’s balance sheet until the transaction closed.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1
Restated Unaudited Consolidated Statements of Earnings of Aaron Rents, Inc. for the Three-Month Periods Ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2007, June 30, 2007, and September 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON RENTS, INC.

	By:	/s/ Gilbert L. Danielson
Date: February 17, 2009		Gilbert L. Danielson Executive Vice President, Chief Financial Officer